                    EQUIPMENT LEASING CORPORATION OF AMERICA

                                    Obligor

                                      AND

                               FIRST VALLEY BANK

                               Indenture Trustee

                          SIXTH SUPPLEMENTAL INDENTURE

                                  Dated as of

                                 April xx, 1996

                           SUPPLEMENTAL TO INDENTURE

                           Dated as of August 5, 1986
                         and supplements thereto dated
                              September 19, 1986,
                              September 20, 1988,
                              September 13, 1989,
                                August 17, 1990,
                                      and
                                August 18, 1993

                                ---------------

                              DEMAND CERTIFICATES

                              -------------------

                            FIXED RATE CERTIFICATES

                            -----------------------

                       THIS INDENTURE COVERS THE ISSUANCE
              OF $50,000,000 IN DEMAND AND FIXED RATE CERTIFICATES

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

    SIXTH SUPPLEMENTAL INDENTURE dated as of April xx, 1996, between EQUIPMENT LEASING CORPORATION OF AMERICA, a Delaware Corporation (hereinafter called the "Company"), having its principal executive office at Suite 76, 501 Silverside Road, Wilmington, Delaware 19809, and First Valley Bank, a Pennsylvania Corporation, as Trustee (hereinafter called the "Trustee").

    WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of August 5, 1986 and supplements thereto dated September 19, 1986, September 20, 1988, September 13, 1989, August 17, 1990, and August 18, 1993 (hereinafter called the "Original Indenture"), to the Trustee in connection with an issue of certain debt obligations pursuant to the requirement of the Trust Indenture Act of 1939, as amended; and

    WHEREAS, the Company, pursuant to appropriate resolutions of its Board of Directors desires to create under the Original Indenture an additional series of debt obligations to be known as Demand and Fixed Rate Certificates, ranking on party in all respects with previously authorized Variable Rate Money Market Demand Thrift Certificates, Fixed Term Money Market Thrift Certificates, Demand and Fixed Rate Certificates (hereinafter collectively called the "Certificates" or the "Debentures" as those terms may be used interchangeably) ranking pari passu to all previously authorized and outstanding Certificates; and

    WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors has duly resolved and determined to make, execute and deliver to the Trustee, this Indenture to register for sale an offering of debt securities known as Demand and Fixed Rate Certificates collectively called the "Certificates" or the "Debentures" as those terms may be used interchangeably) ranking pari passu to all previously authorized and outstanding Certificates; and

    WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors has duly resolved and determined to make, execute and deliver to the Trustee, this supplemental indenture thereof, or otherwise, except as otherwise provided in the Original Indenture or this Supplemental Indenture, as follows:

                                  ARTICLE ONE
ss101 through 113

    Sections ss101 through 113 of the Original Indenture are specifically incorporated as ss101 through 113 hereof, respectively.

                                  ARTICLE TWO
s201  FORMS GENERALLY

    The Certificates and the Trustee's Certificates of Authentication shall be in substantially the forms set forth in Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this and the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Certificate as evidenced by their execution of the Certificate.
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

    The definitive Certificate shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificate may be listed, all as determined by the officers executing such Certificate, as evidenced by their execution of such Certificate.


                                 ARTICLE THREE

ss301 through 312

    Sections ss301 through 312 of the Original Indenture are herein incorporated as ss301 through ss312 hereof, respectively.

                                  ARTICLE FOUR

ss401 through 402

    Sections ss401 through 402 of the Original Indenture are herein incorporated as ss401 through ss402 hereof, respectively.

                                  ARTICLE FIVE

ss501 through 514

    Sections s501 through 514 of the Original Indenture are herein incorporated as ss501 through 514 hereof, respectively.

                                  ARTICLE SIX

ss601 through 614

    Sections ss601 through 614 of the Original Indenture are herein incorporated as ss601 through 614 hereof, respectively.

                                 ARTICLE SEVEN

ss701 through 704

    Sections ss701 through 704 of the Original Indenture are herein incorporated as ss701 through 704 hereof, respectively.

                                 ARTICLE EIGHT

ss801 through 802

    Sections ss801 through 802 of the Original Indenture are herein incorporated as ss801 through 802 hereof, respectively.

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

                                  ARTICLE NINE

ss901 through 906

    Sections ss901 through 906 of the Original Indenture are herein incorporated as ss901 through 906 hereof, respectively.

                                  ARTICLE TEN

ss1001 through 1008

    Sections ss1001 through 1008 of the Original Indenture are herein incorporated as ss1001 through 1008 hereof, respectively.

                                 ARTICLE ELEVEN

ss1101 through 1108

    Sections ss1101 through 1108 of the Original Indenture are herein incorporated as ss1101 through 1108 hereof respectively.

                                 ARTICLE TWELVE

ss1201

    Section s1201 of the Original Indenture is herein incorporated as s1201 hereof.

1202.  ADDITIONAL SECURITIES AUTHORIZED HEREUNDER

    The aggregate principal amount of Demand and Fixed Rate Certificates which may be authenticated and delivered under this Sixth Supplemental Indenture is limited to an additional $50,000,000 in principal amount of Certificates which may be offered in conjunction with those previously authorized under terms of the Original Indenture (as supplemented.)

    All of the Certificates to be issued under this sixth Supplemental Indenture shall be as further described herein, and shall rank on parity with each other and with the Certificates (represented by Variable Rate Money Market Demand Thrift Certificates, Fixed Rate Money Market Thrift Certificates, Demand and Fixed Rate Certificates) issued under the Original Indenture, as supplemented.

                                ARTICLE THIRTEEN

S1301

    Sections 1301 of the Original Indenture is herein incorporated as s1301 hereof.

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       EQUIPMENT LEASING CORPORATION OF AMERICA

(Corporate Seal)

                                       BY:-------------------------------------
                                                                      PRESIDENT


ATTEST:


- -----------------------------------
                          SECRETARY


                                       FIRST VALLEY BANK

(Corporate Seal)

                                       BY:-------------------------------------
                                                          SENIOR VICE-PRESIDENT


ATTEST:


- -----------------------------------
                      TRUST OFFICER

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

COMMONWEALTH OF PENNSYLVANIA    :

                                :  ss.

COUNTY OF MONTGOMERY            :


    On the xxth day of April, 1996 before me personally came WILLIAM SHAPIRO, to me known, who, being by me duly sworn, did depose and say that he is President of EQUIPMENT LEASING CORPORATION OF AMERICA one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


(Notorial Seal)                             -------------------------------
                                            Notary Public


COMMONWEALTH OF PENNSYLVANIA    :

                                :  ss.

COUNTY OF NORTHAMPTON           :


    On the xxth day of April, 1996 before me personally came , Richard D. Rein to me known, who, being by me duly sworn, did depose and say that he is a Senior Vice President of FIRST VALLEY BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that he signed his name thereto by like authority.


(Notorial Seal)                             -------------------------------
                                            Notary Public